[GODFREY & KAHN S.C. LETTERHEAD]



                                 April 27, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      Strong Life Stage Series, Inc.

Gentlemen:

     We represent the Strong Life Stage Series, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 5 (the
"Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 333-66647 and 811-9091) on Form N1-A under the Securities Act of 1933 and the Investment Company Act of 1940. This Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act of 1933.

         We have reviewed the Post-Effective Amendment and in accordance with Rule 485(b)(4) of the Securities Act of 1933 and hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

        We consent to the use of this letter in the Post-Effective Amendment.

                                                        Very truly yours,

                                                        GODFREY & KAHN, S.C.



                                                        /s/ Steven J. Fredricks

                                                        Steven J. Fredricks